EXHIBIT 10.iii.(t)

FIRST AMENDMENT
TO THE
IMC GLOBAL INC.
1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

WHEREAS, IMC Global Inc. (the "Company") has established and currently maintains the IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors (the "Plan"); and

WHEREAS, the Company has determined that it is advisable to amend the Plan in certain respects.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power of amendment set forth in Section 3.2 of the Plan, the Plan is hereby amended as follows:

1. The first two sentences of Section 2.1 of the Plan are amended by deleting such sentences in their entirety and replacing such sentences with the following:

On the date of each annual meeting of stockholders of the Company, commencing with the annual meeting of stockholders of the Company to be held in 2002, each person who is an Eligible Director immediately after such annual meeting of stockholders shall be granted an option to purchase shares of Common Stock, which option shall have a value on the date of grant of up to $50,000, as determined by the Committee in its discretion, using the Black- Scholes valuation model. If a person is first elected or begins to serve as an Eligible Director (other than by reason of termination of employment with the Company or a subsidiary of the Company) on a date other than the date of an annual meeting of stockholders of the Company, such Eligible Director shall be granted on the date of such election or commencement of service an option to purchase shares of Common Stock, which option shall have a value on the date of grant of up to $50,000, as determined by the Committee in its discretion, using the Black-Scholes valuation model, provided that the number of shares subject to such option shall be prorated based on the period of service until the date scheduled for the next annual meeting of stockholders of the Company.

2. Section 2.1 of the Plan is further amended by adding a new sentence immediately following the end of such Section as follows:

Notwithstanding anything in this Plan to the contrary, subject to Section 3.6 of this Plan, neither the Board, nor the Committee nor any delegate of either of them shall reprice any option outstanding under this Plan by amending the terms of any such outstanding option in order to reduce the purchase price of such option or by canceling any such outstanding option for the purpose of regranting a new option at a lower purchase price.

IN WITNESS WHEREOF, IMC Global Inc. has caused this amendment to be executed by its officers this ___ day of __________, 2002.

IMC GLOBAL INC.

(corporate seal)

By:

ATTEST:

By: